SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.      )

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Chordiant Software, Inc.

(Name of Registrant as Specified In Its Charter)

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20400 Stevens Creek Boulevard Suite 400

Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2003

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Chordiant Software, Inc., a Delaware corporation. The meeting will be held on Wednesday, May 29, 2003, at 9:00 a.m. local time at our corporate headquarters located at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014, for the following purposes:

1.	To elect two (2) directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as Chordiant’s independent accountants for its fiscal year ending December 31, 2003.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 15, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Steve G. Vogel

Secretary

Cupertino, California

April 29, 2003

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CHORDIANT SOFTWARE, INC.

20400 Stevens Creek Boulevard

Suite 400

Cupertino, California 95014

PROXY STATEMENT

FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

to be held on May 29, 2003

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Chordiant Software, Inc. (sometimes referred to as “Chordiant,” “we” or “us”) is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about May 5, 2003, to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 15, 2003 will be entitled to vote at the annual meeting. On this record date, there were 63,633,140 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 15, 2003 your shares were registered directly in your name with our transfer agent, Equiserve, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 15, 2003 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two (2) directors;

•	Ratification of PricewaterhouseCoopers LLP as our independent accountants for our fiscal year ending December 31, 2003.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-877-PRX-VOTE (1-877-779-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific time on May 29, 2003, to be counted.

•	To vote on the Internet, go to http://www.eproxyvote.com/chrd to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Pacific time on May 29, 2003 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 15, 2003.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of both nominees for director, and “For” the ratification of PricewaterhouseCoopers as independent accountants for the fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and The Altman Group may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but The Altman Group will be paid its customary fee of approximately $5,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, Steve G. Vogel, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2003, to our Corporate Secretary, Steve G. Vogel, at 20400 Stevens Creek Boulevard, Suite 400, Cupertino, California 95014. If you wish to submit a proposal that is not to be included in next year’s proxy materials, you must do so not earlier than February 29, 2004, nor later than March 30, 2004. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. (“Broker non-vote” refers to a proposal for which a broker or bank does not have the authority to vote but has the authority to vote and does vote on some proposals.) Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•	For the election of directors, the two (2) nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will count towards the quorum but will have no effect.

•	The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by votes at the meeting or by proxy. On the record date, there were 63,633,140 outstanding and entitled to vote. Thus 31,816,571 must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors (the “Board”) is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director’s successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

The Board presently has eight (8) seats, of which six (6) seats are currently filled and two (2) seats are currently vacant. There are two (2) directors in the class whose term of office expires in 2003. One (1) nominee for election to this class is a director of ours who was previously elected by the stockholders. One (1) nominee, William Raduchel, was recently elected by our board to fill a vacancy. If elected at the annual meeting, each of these nominees would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until the director’s death, resignation or removal.

Nominees

The following is a brief biography of each nominee for director.

Samuel T. Spadafora has been chairman of our board of directors since November 1999. Mr. Spadafora served as chief executive officer and a director of Chordiant from June 1998 to January 2002. From June 1998 until October 2000, he was also Chordiant’s president. From April 1994 to June 1998, Mr. Spadafora served as vice president of worldwide field operations for the microelectronic business of Sun Microsystems, a computer systems and networking company. Mr. Spadafora holds a B.A. in marketing from Eastern Michigan University.

William Raduchel, Ph.D., has been a director of Chordiant since February 2003, and previously served as a director of Chordiant between August 1998 and May 2001. He provides strategic advice and consulting to a number of companies, including America Online, Myriad International, Silicon Images and Wild Tangent. Through 2002 he was executive vice president and chief technology officer of AOL Time Warner, Inc., after earlier being senior vice president and chief technology officer of AOL. Mr. Raduchel joined AOL in September 1999 from Sun Microsystems, Inc. where he was chief strategy officer and a member of its executive committee. In his eleven years at Sun, he also served as chief information officer, chief financial officer, acting vice president of human resources and vice president of corporate planning and development. In addition, he has held senior executive roles at Xerox Corporation and McGraw-Hill, Inc. He is a member of the National Advisory Board for the Salvation Army, the National Academy Committee on Internet Navigation and Domain Name Services and the Board on Science, Technology and Economic Policy of the National Academy of Sciences. After attending Michigan Technological University, he was awarded an honorary doctorate in business in 2002. Raduchel received a B.A. in economics from Michigan State University and earned A.M. and Ph.D. degrees in economics at Harvard.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

CHORDIANT’S DIRECTORS AND OFFICERS

Our officers and current directors and the positions held by them are as follows:

Name	Age	Position
Samuel T. Spadafora	60	Chairman of the Board

Stephen Kelly	41	Chief Executive Officer and Director

Donald J. Morrison	45	Executive Vice President of Business Development and Marketing

Steve G. Vogel	51	Senior Vice President of Finance, Chief Financial Officer, Chief Accounting Officer and Secretary

Allen Swann	52	President, International

William E. Ford (1)	41	Director

David R. Springett (2), (3)	68	Director

George Reyes (2), (3)	48	Director

William Raduchel (2), (3)	56	Director

(1)	Member of the Audit Committee through April 17, 2003
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee

The following is a brief biography of each director whose term will continue after the annual meeting.

Class I Directors Continuing in Office until the 2004 Annual Meeting

David R. Springett, Ph.D. has been a director of ours since January 2000. Dr. Springett has served as president of the Community College Foundation, an educational foundation, since February 1994. He is a board member of the California Vehicle Foundation and the California State Commission on Welfare Reform and Training. Dr. Springett has received degrees from the Royal Military College of Canada, the University of Toronto, Queen’s University and Harvard University.

George Reyes has served as a director of ours since September 2001. Mr. Reyes is currently the chief financial officer of Google since August of 2002. He was the interim chief financial officer of ONI Systems, Inc. from January through June of 2002. From March 1999 through July 2001, Mr. Reyes served as vice president and treasurer of Sun Microsystems, Inc., a global supplier of network computing technologies, products and services. From April 1994 through March 1999, Mr. Reyes served as vice president corporate controller of Sun Microsystems, Inc. Mr. Reyes has also served on the Board of Directors and the Audit Committee of Symantec Corporation since August 2000. Mr. Reyes holds an M.B.A., finance concentration, from Santa Clara University, and a B.A. in accounting from the University of South Florida.

Class II Directors Continuing in Office until the 2005 Annual Meeting

William E. Ford was appointed as a director of ours on March 27, 2001. Mr. Ford served as a director of Prime Response from October 1997 until we acquired it on March 27, 2001. Mr. Ford has served as a managing member of General Atlantic Partners, LLC (or its predecessor), a private equity investment firm that invests globally in Internet information technology companies, since 1991. Mr. Ford also serves as a director of E*Trade Group, Inc., a provider of Internet financial services, SoundView Technology Group, Inc., an investment banking firm, Critical Path, Inc., a provider of messaging and directory communications solutions, and Computershare Limited, a global transfer agent and provider of financial market services and technology to the securities industry, and several private information technology companies. Mr. Ford is also an employee of General Atlantic Service Corporation. Mr. Ford is on the Compensation Committees of E*Trade Group, Inc., Critical Path, Inc., and Soundview Technology Group, Inc., is on the Audit Committee of Critical Path, Inc., and on the Finance Committee of E*Trade Group, Inc.

Stephen Kelly has served as our Chief Executive Officer since January 1, 2002, as President and Chief Operating Officer from October 2000 through January 2002 and as our senior vice president of Europe, Middle East and Africa operations from October 1998 through October 2000. From October 1997 to September 1998, Mr. Kelly served as our vice president of Europe, Middle East and Africa operations. From 1987 to 1998, Mr. Kelly worked in various sales, alliances and marketing roles at Oracle Corporation’s United Kingdom operations, most recently as director of Europe, Middle East and Africa alliances and industry groups. Mr. Kelly received his B.Sc. with honors in business administration and accounting from the University of Bath, in England.

Executive Officers who are Not Directors

Steve G. Vogel has served as Senior Vice President, Chief Financial Officer since March of 2001. From April 2000 until March 2001 he served as Vice President and Chief Financial Officer of Tessera, Inc., an intellectual property company serving the semiconductor industry. From February 1999 until March 2000, Mr. Vogel was the Vice President of Finance and Chief Financial Officer of iLogistix, a supply chain management company. He served from 1994 to 1999 as the Vice President, Chief Financial Officer and General Counsel of Microbank Software, Inc., a software company providing back office automation to the financial services industry. Previously, Mr. Vogel was the Vice President and Chief Financial Officer of Transform Logic Corp., Director of Finance for Guardian Industries, and in progressive financial roles at Ryder System, Corning, and Ford Motor Company. He holds an M.B.A. from The Wharton School at the University of Pennsylvania, a J.D. cum laude from Arizona State University, an LL.M. in corporation law from New York University School of Law, and a B.A. and an M.B.A. from Lehigh University. An attorney at law, Mr. Vogel was admitted to the State Bars of New York and Arizona, and has held both CPA and CMA designations.

Donald J. Morrison has served as our executive vice president, business development and marketing since September 2000. From January 1999 until September 2000, Mr. Morrison served as our executive vice president, worldwide sales and marketing. Mr. Morrison joined us as executive vice president of marketing in June 1997. Mr. Morrison received his B.A. in business administration from San Francisco State University and his masters degree in marketing management from Golden Gate University.

Allen Swann has served as the president of our international operations since March 2001. From February 1998 until March 2001, Mr. Swann ran the international operation of Prime Response Ltd., now a wholly-owned subsidiary of ours. From 1986 to February 1998, Mr. Swann was first a regional sales manager and later the UK Sales Director for Oracle UK. Mr. Swann earned his B.S. in Statistics from Salford University.

Board Committees and Meetings

During the fiscal year ended December 31, 2002 the Board held six (6) meetings and acted by unanimous written consent three (3) times. The Board has an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 2002, all directors attended at least 75% of the aggregate of the meetings of the Board and of the Committees on which they served during the period for which they were directors or committee members, respectively.

The Audit Committee

The Audit Committee of the Board oversees our financial reporting process. For this purpose, the Audit Committee performs several functions: it meets with our independent accountants at least once a year to review the results of the annual audit and discuss the financial statements; selects the independent accountants to be retained; oversees the independence of the independent accountants; evaluates the independent accountants’ performance; preapproves nonaudit services; and considers the independent accountants’ comments regarding the adequacy of staff and management performance and procedures in connection with our system of internal accounting and disclosure controls. As of April 17, 2003, three independent directors comprise the Audit Committee: David Springett, William Raduchel and George Reyes. Previously, David Springett, William Ford and George Reyes served as the Audit Committee. The audit committee met five (5) times during the fiscal year ended December 31, 2002 and did not act by unanimous written consent at any time. All members of our Audit Committee are independent (as independence is defined in NASD Rule 4200(a)(14) of the Nasdaq Stock Market listing standards.

The Compensation Committee

The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and performs other functions regarding compensation as the Board may delegate. As of April 17, 2003, three independent directors comprise the Compensation Committee: William Raduchel, David Springett and George Reyes. Previously, Kathryn Gould and David Springett served on the Compensation Committee. The Compensation Committee met five (5) times during the fiscal year ended December 31, 2002 and did not act by unanimous written consent at any time.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee of the board of directors (the “Audit Committee”) is responsible for providing independent, objective oversight of our accounting functions and internal controls. The Audit Committee is comprised of three non-employee, independent directors (as independence is defined in NASD Rule 4200(a)(14) of the Nasdaq Stock Market listing standards). The Audit Committee does have a “financial expert” (as defined in the final rules (17 CFR PARTS 228, 229 and 249), effective March 3, 2003, implementing Section 407 of the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002), adopted by the U.S. Securities and Exchange Commission). The Audit Committee acts under a written charter adopted and approved by the board of directors. Among its other functions, the Audit Committee recommends to the board of directors, subject to stockholder ratification, the selection of our independent accountants.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

During fiscal 2002, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team and the independent accountants. The Audit Committee’s chairman and senior members of the Company’s financial management team establish the Audit Committee’s agenda. The Audit Committee held private sessions, at certain of its meetings, with the Company’s independent accountants, at which candid discussions of financial management, accounting and internal control issues took place. The Audit Committee has reviewed with management and the independent accountants the audited consolidated financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee also received from the independent accountants the written disclosure required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee discussed with the independent accountants that firm’s independence and considered whether the non-audit services provided by the independent accountants are compatible with maintaining its independence.

Based on the Audit Committee’s discussion with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the board of directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee

David R. Springett

George Reyes

William Ford

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent accountants. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Audit Fees

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for the years ended December 31, 2002 and 2001(1), were:

	2002	2001
Audit
Aggregate fees for professional services rendered for the audits of the consolidated financial statements of the Company, statutory and subsidiary audits, consents, income tax provision procedures, and assistance with review of documents filed with the SEC:	$536,135	$759,398

Audit Related
Aggregate fees for assurance and related services including benefit plan audits and consultation on acquisitions:	$67,824	$277,348

Tax
Aggregate fees for tax services rendered for tax return preparation, tax-payment planning services, tax audits and appeals, tax services for employee benefit plans and requests for rulings or technical advice:	$130,190	$48,470

All Other
Aggregate fees for all other services rendered are for information systems reviews, employee benefit plan advisory services and risk management advisory services:	$0	$115,000

Total:	$734,149	$1,200,215

(1)	The aggregate fees included in “Audit” are fees billed for the fiscal years set forth for the audit of our annual financial statements and review of our financial statements and statutory and regulatory filings or engagements. The aggregate fees in each of the other categories are fees billed in the fiscal years set forth.

Pre-Approval of Services.

Before the independent accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent accountant, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. The Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

The Audit Committee has determined the rendering of the tax and other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of April 23, 2003 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares		Percent of Total
Five Percent Stockholders:

Entities associated with General Atlantic Partners, LLC	8,639,924	(2)	13.6%
General Atlantic Services Corporation 3 Pickwick Plaza Greenwich, CT 06830

Credit Suisse Asset Management, LLC	3,451,900		5.6%
466 Lexington Avenue New York, NY 10017

Directors, Nominees and Executive Officers:
Samuel Spadafora	1,729,233	(3)	2.7%
Stephen Kelly	1,381,900	(4)	2.2%
Don Morrison	771,507	(5)	1.2%
Steve G. Vogel	344,718	(6)	*
Allan Swann	485,420	(7)	*
George Reyes	105,860	(8)	*
William Ford	8,712,674	(2)(9)	13.7%
David Springett	55,000	(10)	*
William Raduchel	85,156	(11)	*
All executive officers and directors as a group (9 persons)	13,671,468	(12)	21.5%

*	Less than one percent.

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the “SEC”). Unless otherwise indicated in the footnotes to this table, and subject to community property laws were applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 63,633,140 shares outstanding on April 22, 2003, adjusted as required by rules promulgated by the SEC.

(2)	Consists of (a) 2,818,400 shares held of record by General Atlantic Partners 42, L.P. (“GAP 42”), (b) 286,267 shares held of record by General Atlantic Partners 48 L.P. (“GAP 48”), (c) 932,185 shares held of record by General Atlantic Partners 52 L.P. (“GAP 52”), (d) 2,901,173 shares held of record by General Atlantic Partners 57 L.P. (“GAP 57”), (e) 677,039 shares held of record by GAP Coinvestment Partners, L.P. (“GAPCO”), and (f) 837,360 shares held of record by GAP Coinvestment Partners II, L.P. (“GAPCO II”). Also includes 153,045 shares issuable upon the exercise of outstanding warrants held by GAP 52 and 34,455 shares issuable upon the exercise of outstanding warrants held by GAPCO II. Mr. Ford, one of our directors, is a managing member of General Atlantic Partners, LLC (“GAP LLC”) and a general partner of GAPCO and GAPCO II. GAP LLC is the general partner of GAP 42, GAP 48, GAP 52, and GAP 57. Mr. Ford disclaims beneficial ownership of the shares held by entities affiliated with GAP LLC, GAPCO and GAPCO II, except as to the extent of his financial interest in these entities.

(3)	Consists of (a) 4,083 shares acquired pursuant to the 1999 Employee Stock Purchase Plan (the “ESPP”), (b) 10,000 shares held by the Sandra Oates Irrevocable Trust, (c) 20,000 shares held by the Steven

Spadafora Irrevocable Trust, (d) 20,000 shares held by the Michael Spadafora Irrevocable Trust, (e) 20,000 shares held by Steven Spadafora, Mr. Spadafora’s son, (f) 20,000 shares held by Sandra Oates, Mr. Spadafora’s daughter, (g) 20,000 shares held by Michael Spadafora, Mr. Spadafora’s son, (h) 10,000 shares held by the Michael Spadafora as custodian for Sofia Rose Spadafora, Mr. Spadafora’s granddaughter, pursuant to the Uniform Transfers to Minors Act, (i) 7,500 shares held by Nicole Oates, Mr. Spadafora’s granddaughter, (j) 7,500 shares held by Taylor Oates, Mr. Spadafora’s granddaughter, (k) 2,500 shares held by Taylor Oates in care of Mr. Spadafora, (l) 2,500 shares held by Nicole Oates in care of Mr. Spadafora, (m) 538,750 shares held by the Samuel T. and Cheryl M. Spadafora 1992 Family Trust, and (n) 1,046,400 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23, 2003.

(4)	Consists of (a) 12,043 shares acquired pursuant to our ESPP, (b) 237,823 shares held by Mr. Kelly’s spouse, (c) 35,415 shares acquired through the exercise of options, (d) 76,045 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23, 2003, and (e) 1,020,574 shares acquired as a restricted stock award.

(5)	Consists of (a) 1,935 shares acquired pursuant to the ESPP, (b) 5,000 shares held by the Julia Elise Morrison 1999 Trust, (c) 5,000 shares held by the Whitney Ann Ellis 1999 Trust, (d) 5,000 shares held by the Tyler Rhoads Ellis 1999 Trust, (e) 129,687 shares acquired through the exercise of options, (f) 423,172 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23, 2003, and (g) 201,713 shares acquired as a restricted stock award. Mr. Morrison is trustee of the aforementioned trusts, which benefit Mr. Morrison’s children.

(6)	Consists of (a) 25,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23, 2003, (b) 9,200 shares acquired on the open market, and (c) 310,518 shares acquired as a restricted stock award.

(7)	Consists of (a) 18,898 shares acquired pursuant to the ESPP, (b) 80,663 shares acquired pursuant to the exercise of certain options, (c) 96,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23, 2003, and (d) 289,859 shares acquired as a restricted stock award.

(8)	Consists of (a) 5,000 shares acquired through the exercise of options held by the Reyes/Vukovatz Revocable Trust, (b) 40,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23, 2003, and (c) 60,860 shares acquired on the open market.

(9)	Consists of (a) the shares referenced in Note 2 above, and (b) 72,750 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 11, 2003. Mr. Ford disclaims beneficial ownership of the shares held by entities affiliated with GAP LLC, GAPCO and GAPCO II, except as to the extent of his financial interest in these entities.

(10)	Consists of 55,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23, 2003.

(11)	Consist of (a) 60,156 shares issued upon the exercise of options, and (b) 25,000 shares issuable upon the exercise of outstanding options that are exercisable within sixty (60) days of April 23,2002.

(12)	Includes shares described in the Notes above, as applicable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except (a) William Ford filed one Form 5 late reporting two (2) stock option grants of an aggregate of 12,500 shares, (b) Kathryn Gould, a former director, filed one Form 5 late reporting two (2) stock option grants of an aggregate of 12,500 shares, (c) George Reyes filed one Form 5 late reporting two (2) stock option grants of an aggregate of 12,500 shares, and (d) David Springett filed one From 5 late reporting three (3) stock option grants of an aggregate of 17,500 shares.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

Non-employee directors receive cash compensation from us for their services as members of the board or for attendance at committee meetings as follows: Directors receive a quarterly retainer of $7,500.00 for service as a member of the board (subject to attendance at meetings) and $750.00 per quarter for service on the audit committee and $750.00 per quarter for service on the compensation committee (each subject to attendance at committee meetings). Other committees such as the nominating committee or other special ad hoc committees formed do not carry separate compensation. Directors are also eligible for reimbursement for expenses incurred in connection with attendance at board meetings in accordance with our policy.

Each non-employee director receives stock option grants under the Directors’ Plan (only non-employee directors of ours or of an affiliate of ours are eligible to receive options under the Director’s Plan). Options granted under the Director’s Plan are non-discretionary, and are intended by us not to qualify as incentive stock options.

Under the Directors’ Plan, each non-employee director is automatically entitled to receive an initial option to purchase 25,000 shares of our common stock. Pursuant to the terms of the Directors’ plan, initial grants to purchase 25,000 shares of our common stock were made to those non-employee directors serving on the board on February 14, 2000, the effective date of our initial public offering. Each director elected or appointed subsequent to February 14, 2000 has received or will receive an initial option to purchase 25,000 shares of our common stock on the date of such non-employee director’s election or appointment to the board. These option grants are immediately exercisable with 1/3rd of the shares vesting on the anniversary of the grant date and 1/36th of the shares initially granted vesting each month thereafter that the director serves on the board, such that all shares are fully vested over 3 years.

In addition, on the day after each of our annual meetings of stockholders, starting with the 2001 annual meeting, each person who is then a non-employee director is automatically granted an annual option to purchase 7,500 shares of our common stock. These annual option grants are immediately exercisable, with the shares vesting in equal monthly installments over a year period measured from the date of grant. Beginning after our 2001 annual meeting, if a non-employee director is appointed to the board between annual meetings, the annual option is prorated to reflect the amount of time to be served until the next annual meeting.

Finally, on the day after each of our annual meetings, starting with the annual meeting in 2001, each non-employee director who is then serving on a board committee will automatically receive, pursuant to the terms of the Director’s Plan, an option to purchase 5,000 shares of our common stock. The option is exercisable immediately and vests monthly over the year period measured from the date of grant. If the non-employee director is appointed to a committee after the annual meeting, the option is prorated according to the time to be served until the next annual meeting.

The exercise price of options granted under the Directors’ Plan is the fair market value of our common stock on the date of the grant. Each option grant made pursuant to the Directors’ Plan has a term of ten years. However, the time in which an option granted under the Directors’ Plan may be exercised ends three months from the date the optionee’s service with us is terminated, with the exception of termination resulting from death or disability of the optionee, in which case the option terminates 12 months following the former and 18 months following the later of the two above-mentioned events.

In addition, in the event of a dissolution, liquidation, sale of substantially all of our assets, a merger or consolidation in which we are not the surviving corporation, a reverse merger in which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or the acquisition by any person, entity or group of the beneficial ownership of our securities representing at least 50% of the combined voting power permitted to vote in the election of directors, then those unvested options issued under the Director’s Plan held by optionees then performing services as an employee or director of, or consultant to, us are accelerated by one year.

Generally, we grant options covering 25,000 shares to each non-employee director who becomes a director in the year, each having a per share exercise price equal to the fair market value of such common stock on the date of grant, as determined by the closing price reported on the Nasdaq National Market for the date of grant. No person became a director in 2002, so no such options were granted.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, our Chief Executive Officer and our other five (5) most highly compensated executive officers at December 31, 2002 (the “Named Executive Officers”):

Summary Compensation Table

Name and Principal Position	Annual Compensation					Long Term Compensation Awards			All Other Compensation ($)
	Year	Salary ($)		Bonus ($)		Securities Underlying Options (#)		Restricted Stock Awards (#)
Samuel T. Spadafora	2002	259,018		602,745	(1)	175,000		—	5,500	(2)
Chairman of the Board	2001 2000	344,421 291,667	(3)	275,000 312,500		100,000 —		— —	2,304 1,750	(2) (2)

Stephen Kelly Chief Executive Officer	2002 2001 2000	318,567 280,254 184,888		134,277 319,944 619,948	(4) (7) (11)	325,000 900,000 100,000	(5) (8) (12)	1,020,574 — —	22,284 57,468 —	(6) (9)(10)

Donald J. Morrison	2002	224,584		161,365	(13)	127,141	(14)	201,713	5,500	(2)
Executive Vice President of	2001	246,325	(15)	150,234	(16)	110,000		—	229	(2)
Business Development and Marketing	2000	207,500		174,123	(17)	75,000	(18)	—	1,578	(2)

Allen Swann President, International	2002 2001 2000	249,927 209,478 —		118,657 489,510 —	(21)	88,750 407,620 —	(19) (22)	319,859 — —	51,212 3,077 —	(20) (23)

Jeremy Coote* President, Americas	2002 2001 2000	249,792 22,967 —		145,452 — —	(24)	— 250,000 —		271,000 — —	— — —

Steve G. Vogel Chief Financial Officer	2002 2001 2000	181,667 162,838 —	(26)	69,276 77,715 —		110,000 337,500 —	(25) (27)	338,000 — —	— — —

(1)	$497,378 of this amount was earned in 2001 while Mr. Spadafora was Chief Executive Officer but such amount was paid in 2002.

(2)	Consists of 401(k) matching contributions paid by us.

(3)	During 2001, we changed our policy with respect to paid time off accrual such that executives no longer accrue paid time off. Upon making this change, executives with accrued paid time off were paid the amount accrued. Mr. Spadafora was paid $52,210 for accrued paid time off.

(4)	$60,000 of this amount was earned in 2001 but such amount was paid in 2002.

(5)	Options covering 325,000 of such shares were issued and then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of our option exchange program in August 2002 as discussed in the compensation committee report (the “2002 Program”).

(6)	Includes pension plan matching contributions paid by us to Mr. Kelly’s individual pension plan in the amount of $22,284.

(7)	Includes commissions of $182,676.

(8)	Options covering 850,717 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(9)	Includes pension plan matching contributions paid by us to Mr. Kelly’s individual pension plan in the amount of $21,435.

(10)	Includes various expense allowances in the amount of $36,033.

(11)	Includes commissions of $604,778.

(12)	Options covering 100,000 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(13)	$88,000 of this amount was earned in 2001 but such amount was paid in 2002.

(14)	Options covering 127,141 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(15)	Includes $32,575 paid to Mr. Morrison for accrued paid time off.

(16)	Includes commissions of $50,658.

(17)	Includes commissions of $75,685.

(18)	Options covering 75,000 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(19)	Options covering 88,750 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(20)	Includes pension plan matching contributions paid by us to Mr. Swann’s individual pension plan in the amount of $51,212.

(21)	Includes commissions of $182,512.

(22)	Options covering 311,620 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(23)	Includes pension plan matching contributions paid by us to Mr. Swann’s individual pension plan in the amount of $3,077.

(24)	Includes commissions of $80,586.

(25)	Options covering 110,000 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

(26)	Includes $4,504 paid to Mr. Vogel for accrued paid time off.

(27)	Options covering 312,500 of such shares issued were then cancelled and reissued on a 1-for-0.8 basis as restricted stock as part of the 2002 Program.

*	Mr. Coote is no longer an employee of ours.

STOCK OPTION GRANTS AND EXERCISES

We grant options to our executive officers under the 1999 Equity Incentive Plan (the “Incentive Plan”). As of April 22, 2003, options to purchase a total of 5,631,863 shares were outstanding under the Incentive Plan and options to purchase 3,991,624 shares remained available for grant under the Incentive Plan.

The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers:

Option Grants in Last Fiscal Year

Name	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price		Expiration
	(2) (#)	(3) (%)	(4) ($/Sh)		Date	5% ($)		10% ($)
Samuel T. Spadafora	25,000 150,000	0.5% 3.1%	$ $	6.38 0.65	2/13/2012 7/26/2012	$ $	100,308.69 61,317.23	$ $	254,201.92 155,389.89

Stephen Kelly	25,000 300,000	0.5% 6.3%	$ $	6.38 0.65	2/13/2012 7/26/2012	$ $	100,308.69 122,634.45	$ $	254,201.92 310,779.78

Donald J. Morrison	11,000 116,141	0.2% 2.4%	$ $	6.38 0.65	2/13/2012 7/26/2012	$ $	44,135.82 47,476.29	$ $	111,848.85 120,314.25

Allen Swann	13,750 75,000	0.3% 1.6%	$ $	6.38 0.65	2/13/2012 7/26/2012	$ $	52,979.04 30,658.61	$ $	134,259.29 77,694,94

Jeremy Coote	13,750 75,000	0.3% 1.6%	$ $	6.38 0.65	2/13/2012 7/26/2012	$ $	55,169.78 30,658.61	$ $	139,811.06 77,694.94

Steve G. Vogel	10,000 50,000 50,000	0.2% 1.0% 1.0%	$ $ $	6.38 6.44 0.65	2/13/2012 4/18/2012 7/26/2012	$ $ $	40,123.48 202,504.07 20,439.08	$ $ $	101,680.77 513,185.07 51,796.63

*	Represents less than 0.1% of all options granted during the fiscal year ended December 31, 2002.

(1)	The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Sock price appreciation of 5% and 10% is assumed as prescribed by the rules promulgated by the SEC and does not represent our prediction of our future stock price performance.

(2)	Shares listed vest in a series of equal monthly installments over the four years following the vesting start dates of the options. Our stock option plans allow for the early exercise of options granted to employees. All options exercised early are subject to repurchase by us at the original exercise price upon the option holder’s cessation of service to us before the vesting of such holder’s shares. Each of the options has a ten-year term, subject to earlier termination if the option holder’s service with us ceases.

(3)	Percentages shown are based on an aggregate of 4,769,967 options granted to our employees under our stock option plans during the period from January 1, 2002 through December 31, 2002.

(4)	The exercise price of each option is equal to the fair market value of our common stock as valued by the Board of Directors on the date of grant. The exercise price may be paid in cash, in shares of our common stock valued at fair market value on the date of exercise, or through a cashless exercise procedure involving a same-day sale of the purchased shares.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,

AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized (1) ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End (2) ($)
			Vested	Unvested	Vested	Unvested
Samuel T. Spadafora	120,000	$627,000.00	915,149	131,215	$633,578.07	$102,041.93

Stephen Kelly	184,697	$632,803.54	72,919	3,126	$1,312.50	—

Donald J. Morrison	—	—	385,411	37,761	$220,537.60	—

Allen Swann	—	—	96,000	—	—	—

Jeremy Coote	—	—	—	—	—	—

Steve G. Vogel	—	—	7,291	17,709	—	—

(1)	Based on the fair market value of our common stock on the exercise date, minus the exercise price, multiplied by the number of shares exercised.

(2)	Based on the fair market value of our common stock as of December 31, 2002, minus the exercise price, multiplied by the number of shares underlying the unexercised options.

10-YEAR OPTION REPRICINGS

Name (a)	Date (b)	Number of Securities Underlying Options Repriced or Amended (#) (c)	Market Price of Stock At Time of Repricing or Amendment ($) (d)	Exercise Price At Time of Repricing or Amendment ($) (e)		New Exercise Price ($) (f)	Length of Original Option Term Remaining At Date of Repricing or Amendment (g)
Samuel T. Spadafora	—	—	—		—	—	—

Stephen Kelly	October 30, 2002	100,000 50,000 50,000 800,000 25,000 300,000	$1.10	$ $ $ $ $ $	4.00 6.25 10.31 3.47 6.38 0.65	$0.00	85 months 91 months 93 months 99 months 112 months 121 months

Donald J. Morrison	October 10, 2002	50,000 15,686 59,314 917 10,083 100,011 16,130	$0.81	$ $ $ $ $ $ $	4.00 6.38 6.38 6.38 6.38 0.65 0.65	$0.00	85 months 96 months 96 months 112 months 112 months 118 months 118 months

Allen Swann	October 30, 2002	534 750 1,369 9,507 28,714 63,000 11,097 76,649 120,000 13,204 75,000	$1.10	$ $ $ $ $ $ $ $ $ $ $	20.00 30.00 18.00 11.11 18.00 5.69 6.67 3.25 3.25 6.38 0.65	$0.00	88 months 88 months 87 months 83 months 85 months 69 months 76 months 101 months 101 months 112 months 117 months

Jeremy Coote	October 10, 2002	95,238 154,762 13,750 14,584 60,416	$0.81	$ $ $ $ $	3.15 3.15 6.38 0.65 0.65	$0.00	109 months 109 months 112 months 118 months 118 months

Steve G. Vogel	October 10, 2002	115,303 197,197 10,000 50,000 26,389 23,611	$0.81	$ $ $ $ $ $	3.06 3.06 6.38 6.44 0.65 0.65	$0.00	101 months 101 months 112 months 114 months 118 months 118 months

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

On April 24, 1998, we entered into an employment agreement with Mr. Spadafora. Under the terms of that agreement, Mr. Spadafora is entitled to receive an annual base salary of $250,000 and is eligible to receive an annual incentive bonus of $200,000. As of 2003, Mr. Spadafora’s salary is $250,000 and he is eligible for a bonus of up to 20% of his salary. Mr. Spadafora received a $100,000 hiring bonus upon signing the agreement. Pursuant to the terms of his employment agreement, Mr. Spadafora also received options to purchase 1,809,650 shares of our common stock. In the event we undergo a “Change in Control,” which is defined as a sale of substantially all of our assets, a merger in which we are not the surviving corporation or the transfer of more than 50% of our voting interests, Mr. Spadafora will immediately vest in 50% of his then unvested shares. The agreement also provides that either Mr. Spadafora or we may terminate Mr. Spadafora’s employment at any time. If Mr. Spadafora’s employment is terminated without cause, Mr. Spadafora is entitled to receive 12 months of base salary and he will automatically vest in 50% of his then unvested shares.

Effective as of January 1, 2002, we entered into an employment agreement with Mr. Kelly. Under the terms of that agreement, Mr. Kelly is entitled to receive an annual base salary of $250,000 for 2002 and an annual base salary of $350,000 for 2003. Additionally, under the agreement, Mr. Kelly earned a bonus of $350,000 for the third calendar quarter of 2002 (which was paid in the second calendar quarter of 2003), and was eligible to receive a performance-based bonus of $200,000 for the fourth quarter of 2002, which was neither earned nor paid. During 2003, Mr. Kelly is eligible for bonuses of $50,000 per quarter and an additional bonus of up to 20% of his salary. Mr. Kelly’s employment agreement also provides that in the event his employment relationships is terminated (under certain circumstances) then the Company will pay Mr. Kelly severance payments equal to Mr. Kelly’s base salary for twelve months following his termination date, and the vesting of fifty percent (50%) of all restricted stock and/or options held by Mr. Kelly that are unvested on the date of his termination will become vested.

Effective as of February 14, 2001, we entered into an employment agreement with Steve G. Vogel. During the period from February 14, 2001 until March 12, 2001, the date upon which he first assumed the tasks of chief financial officer and chief accounting officer, Mr. Vogel was on unpaid leave of absence from us. Under the terms of his employment agreement, Mr. Vogel is entitled to receive an annual base salary of $200,000 and is eligible to participate in our bonus plan under which he can receive a bonus, based on the achievement of certain of our objectives, of up to 40% of his salary, and an additional executive year-end bonus of up to 20% of his salary (on a pro-rated basis). The employment agreement also provides for a $40,000 hiring bonus to be paid in two $20,000 installments, the first upon 30 continuous days of employment and the second upon 90 continuous days of employment. These bonus payments were paid after the period of employment. The agreement also provides that either Mr. Vogel or we may terminate Mr. Vogel’s employment at any time, for any reason, with or without notice.

Effective as of January 23, 2001, we entered into an employment agreement with Allen Swann. Mr. Swann assumed the role of president of our international operations on March 27, 2001. Mr. Swann was previously an employee of Prime Response, Inc., a company we acquired on January 8, 2001. Under the terms of his employment agreement, Mr. Swann is entitled to receive and annual base salary of $275,000, additional incentive compensation of up to $725,000, and a one-time retention bonus of $300,000. Mr. Swann was granted two compensatory stock options on March 27, 2001, for 76,649 shares vesting over 12 months, and 120,000 shares vesting over 24 months, respectively. The agreement also provides that either Mr. Swann or we may terminate Mr. Swann’s employment at any time, for any reason, with or without notice.

Change of Control Agreements

We have entered into Change of Control Agreements (as amended) with Stephen Kelly, Sam Spadafora, Steve G. Vogel, and Don Morrison (each an “Executive”). We may in the future enter into these agreements with other executives of ours. These Agreements provide generally that if an Executive is terminated either without Cause or voluntarily leaves employment for Good Reason within 90 days prior to the change of control or 12 months following the change of control, then the Executive will receive, among other benefits, the following: (1) payment of all or a portion of the Executive’s salary for a period of 6 to 12 months, depending on the Executive, (2) payment of all or a portion of the Executive’s annual bonus, depending on the Executive, (3) continuation of our health and life insurance policies for up to a year, depending on the Executive, (4) so long as not prohibited by law, automatic extension of 60 months to repay any promissory note, loan or other indebtedness to us, and (5) with respect to options and restricted stock, accelerated vesting of a number of shares equal to the greater of (a) 50% of the then-unvested shares, or (b) 12 months’ worth of vesting.

EQUITY COMPENSATION PLAN INFORMATION (1) (2)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)	Weighted-average exercise price of outstanding options, warrants and rights ($/sh) (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	6,082,112	$2.49	6,514,032

Equity compensation plans not approved by security holders	1,096,640	$2.18	1,944,305

Total	7,178,752	$2.44	8,458,337

(1)	All information set forth in this table is as of December 31, 2002.

(2)	Upon our acquisition of Prime Response, Inc. and White Spider Software, Inc. in 2001 and 2000, respectively, we assumed outstanding options of Prime Response and White Spider such that these options became exercisable for an aggregate of 768,560 shares of our common stock; the weighted-average exercise price of these options is $9.21 per share. The option plans governing these options terminated other than with respect to the outstanding options, and no options will be granted in the future pursuant to these plans. These plans were not approved by our stockholders, as no approval was required and the plans were not assumed by us. The shares referenced in this note are not included in any of the numbers set forth in the table.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The compensation committee of the board of directors is responsible for recommending to the board the compensation levels for our directors, officers, employees and consultants, including, but not limited to, annual salary, bonus, stock options and other direct or indirect benefits; administering and granting stock options under our various equity compensation plans; reviewing on a periodic basis the operation of our executive compensation programs to determine whether they are properly coordinated; and establishing and periodically reviewing policies for the administration of executive compensation programs.

As of April 17, 2003, the compensation committee is comprised of three independent directors, William Raduchel, David Springett and George Reyes. Other than Mr. Springett who has been on the committee since April 18, 2002, Mr. Raduchel and Mr. Reyes are new members of the committee. Prior to that time, the compensation committee was comprised of two non-employee directors, Kathryn C. Gould, who served on the Committee since its inception on November 30, 1999, and David Springett who served on the Committee since April 18, 2002.

Compensation Philosophy & Committee Policies

The compensation committee seeks to institute programs and policies that align compensation with business objectives and performance and to enable us to attract and retain the highest quality executive officers and other key employees, reward them for our progress and motivate them to enhance long-term stockholder value. Key operational components to uphold this philosophy are as follows:

•	We pay competitively with comparable technology companies, both inside and outside our industry, with which we compete for talent. To ensure that compensation is competitive, we compare our practices with firms competing in the customer relationship management services and software market space, firms that in many cases are more established or mature.

•	We maintain cash-based incentive opportunities for executives and other key employees in the form of bonuses and commissions sufficient to provide motivation to achieve operating goals and to generate rewards that bring total compensation to competitive levels.

•	We provide significant equity-based incentives for executives, other key employees and consultants to ensure that they are motivated over the long term to respond to our business challenges and opportunities as owners, not merely as employees.

To meet these goals, the compensation committee has recommended to the board a mix of salary, bonus and equity-based incentives as aggregate compensation.

Base Salary.    The compensation committee annually reviews each executive officer’s base salary. When reviewing base salaries, the compensation committee considers levels of responsibility, prior experience, breadth of knowledge and industry-related competitive pay practices. In general, base salaries for executive officers were decreased by an amount up to 16-2/3% for fiscal year 2002 compared to fiscal year 2001. The decreases were implemented to effect cost savings measures in light of current economic conditions. One of our executive officers’ base salaries was increased by amount of 2.27% for fiscal year 2002 compared to fiscal year 2001 in connection with increased responsibilities within our organization.

Bonus.    Bonuses are linked to the attainment of corporate goals including revenue growth achievement, expense containment and earnings per share growth. In determining a given officer’s bonus payments, the compensation committee will subjectively evaluate the individual’s performance in relation to certain corporate goals and the individuals’ performance in relation to our various achievements in the recent fiscal year. Other bonus payments are a direct function of percentage of sales-based commissions measured by revenue achievement.

Equity-based Incentives.    We are permitted to grant stock options, restricted stock purchase awards and stock bonus awards under our equity incentive plans to executives and other employees and consultants.

Through stock option grants, executives and employees receive significant equity incentives to build long-term stockholder value. The options granted to executives and employees have various time-based vesting provisions, encouraging executives and other key employees to remain with us and work toward the generation of increased long-term shareholder value. Stock options typically have been granted to executive officers when the executive first joins us, in connection with a significant change in responsibilities or job title and, occasionally, to achieve equity with a peer group within our structure.

The number of shares subject to each stock option grant made to our executives is based on anticipated future contributions and potential to impact corporate results, and, in certain instances, on past performance. In addition, the vesting schedule for grants made to executive employees during the last fiscal year consisted of monthly vesting over four years following from the vesting start date. However, the compensation committee does believe that vesting should be utilized to create time-based incentives finely-tuned to specific circumstances in the effort to bolster the link between compensation and the creation of increased stockholder value.

An aggregate total of 22 grants were made to 6 executive officers during the last fiscal year. The nature of each grant was determined based on consideration of those factors mentioned above. No additional option grants were made to other executive officers because the amount of the existing equity participation by each of those other officers was deemed adequate (The size of these prior option grants, made before the compensation committee came into existence, was determined at the discretion of the board).

2002 Chief Executive Officer Compensation

Recommended compensation for the chief executive officer is determined through a process similar to that discussed above for other of our executive officers.

Mr. Kelly’s base salary during fiscal year 2002 as president and chief executive officer was $318,567. Mr. Kelly’s bonus for the fiscal year 2002 was $134,277. This bonus was based on fiscal 2001 and 2002 performance.

Mr. Kelly was issued 1,020,574 shares of restricted common stock. Mr. Kelly was granted options covering 325,000 shares in fiscal year 2002, all of which were cancelled and reissued as part of the 1,020,574 shares of restricted stock in connection with our option repricing, as described below under “Option Repricing Information.”

Limitations on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

Option Repricing Information

We believe a cornerstone of our success has been the retention and motivation of our employees through our long-term incentive program, which includes the Incentive Plan, the Directors’ Plan and the 2000 Non-statutory Equity Incentive Plan, as well as options assumed under the White Spider Software 2000 Stock Incentive Plan and the Prime Response 1998 Stock Option/Stock Issuance Plan (collectively, the “Plans”). Many of the outstanding options under the Plans, however, had exercise prices that were significantly higher than the then-current market price of our common stock. Accordingly, these options no longer provided the intended long-term incentive, and we determined it was appropriate to offer an exchange program.

In August 2002, we instituted an option exchange program whereby all employees were given the option to cancel certain previously granted options in exchange for (1) newly granted options on a 1-to-1 basis (to be granted six months plus one day after cancellation), (2) restricted stock on a 1-to-0.8 share basis (that is, for each share covered by an option exchanged for restricted stock, the option holder would receive 0.8 of a share of restricted stock in exchange), or (3) a combination of new options and restricted stock (collectively, the “2002 Program”). On April 11, 2003, we granted under the Plans options representing the cancelled options tendered for new options (the “New 2002 Options”) to those employees who elected to participate in the 2002 Program (the “2002 Option Participants”), and on October 10, 2002, we granted under the Plans restricted stock (“Restricted Stock”) representing the cancelled options tendered for restricted stock. All New 2002 Options granted under the Program have an exercise price equal to the market price of our common stock on the date of grant. All New 2002 Options vest according to the same vesting schedules as those applicable to the cancelled options. All options granted under the Program have a term of ten years from the date of grant of the New 2002 Options. The Restricted Stock vests on a new vesting schedule. The restricted stock issued to Steve G. Vogel, our CFO, in the 2002 Program has performance-based vesting. Certain of our executive officers participated in the 2002 Program.

In addition, in October 2002, we issued shares of restricted stock to our employees residing in the United Kingdom, including our Chief Executive Officer. The restricted stock vests on a time-based vesting schedule. The restricted stock issued to Stephen Kelly, our CEO, has performance-based vesting.

The compensation committee has not yet established a policy for determining which forms of incentive compensation awarded to our Named Executive Officers shall be designed to qualify as “performance-based compensation.”

Compensation Committee

William Raduchel

George Reyes

David R. Springett

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee. For a further description of interlocking transactions, see “Certain Relationships and Related Party Transactions” found below.

PERFORMANCE MEASUREMENT COMPARISON (1) (2)

The following graph shows the total stockholder return of an investment of $100 in cash on February 14, 2000, the date our initial public offering commenced, for:

(i)	Our common stock;

(ii)	The Nasdaq Stock Market (U.S.) Index;

(iii)	The Standard & Poor’s Computers (Software and Services) Index (no longer available as of December 31, 2001); and

(iv)	The Standard & Poor’s Application Software Index.

Historic stock price performance is not necessarily indicative of future stock price performance. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

(1)	This Section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

(2)	The Standard & Poor’s Computers (Software and Services) Index is no longer available as of December 31, 2001; therefore we have switched indexes against which to compare our stockholder return to The Standard & Poor’s Application Software Index.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have entered into indemnification agreements with our directors and officers for the indemnification of and advancement of expenses to these persons to the full extent permitted by law. We also intend to execute these agreements with our future directors and officers.

Options granted to our directors, executive officers and employees are immediately exercisable for both vested and unvested shares, with unvested shares being subject to a right of repurchase in our favor if termination of employment occurs before such shares vest. The following individuals elected to pay the exercise price for some of the options they have exercised with full recourse promissory notes secured by the common stock underlying their respective options. The notes bear interest at 6.00% to 6.5% per year, and interest payments on the notes are due and payable annually on the anniversary date of the note. Unpaid principal and interest on the notes are due and payable immediately upon termination of the employee’s employment with us, or two years after the date of the promissory note, whichever is earlier. As of December 31, 2002, the original and outstanding aggregate principal amounts of the promissory notes executed by each executive officer in favor of us are listed below.

Executive Officer	Aggregate Outstanding Note Amount at 12/31/02 (including interest)	Original Note Amount
Samuel T. Spadafora	$101,425	$96,000
Stephen Kelly	$420,400	$400,000

As of March 31, 2003, both notes have been fully repaid.

Priceline.com, Inc., a provider of Internet pricing systems, is a client of Prime Response, Inc., which as of March 27, 2001 became a wholly-owned subsidiary of ours. William E. Ford, one of our directors, also serves as a director of Priceline.com, Inc. During the years ended December 31, 2001 and 2002, we made sales totaling $28,200 and $25,000, respectively, to Priceline.com consisting of licensed software and related services. At December 31, 2002, $0 remained outstanding from this related party.

E*Trade Group, Inc., a provider of Internet financial services, is a client of Prime Response, Inc., which as of March 27, 2001 became a wholly-owned subsidiary of ours. Mr. Ford serves as a director of E*Trade. During the years ended December 31, 2001 and 2002, we made sales totaling $56,400 and $0, respectively, to E*Trade consisting of licensed software and related services. At December 31, 2002, $0 remained outstanding from this related party.

All future transactions between us and our officers, directors and principal stockholders must be approved by a committee of independent and disinterested directors

We do not have any formal policy concerning the direct or indirect pecuniary interest of any of our officers, directors, security holders or affiliates in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. We will not enter into any such transactions unless approved by a majority of the entire board of directors, not including any interested director.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Steve G. Vogel

Secretary

April 29, 2003

DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement would be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Corporate Secretary, Chordiant Software, Inc., 20400 Stevens Creek Boulevard, Suite 400, Cupertino, CA 95014.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 accompanies this Proxy Statement. Further copies are also available without charge upon written request to: Corporate Secretary, Chordiant Software, Inc., 20400 Stevens Creek Blvd., Suite 400, Cupertino, CA 95014. Copies may also be obtained without charge through the SEC’s Worldwide Web site at http://www.sec.gov.

DETACH HERE	ZCHDC2

CHORDIANT SOFTWARE, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2003

The undersigned hereby appoints Stephen Kelly and Steve G. Vogel, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Chordiant Software, Inc., a Delaware corporation, that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Chordiant Software, Inc. to be held at the principal offices of Chordiant, 20400, Stevens Creek Blvd., Suite 400, Cupertino, CA 95014 on Thursday, May 29, 2003 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Chordiant Software, Inc.

SEE OTHER SIDE	CONTINUED, AND TO BE DATED AND SIGNED ON OTHER SIDE	SEE OTHER SIDE

CHORDIANT SOFTWARE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Voter Control Number

Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.eproxyvote.com/chrd [LOGO] 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	OR	Vote-by-Telephone 1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) ( 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

                                                                 DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL                                         ZCHDC1

☒	Please mark
votes as in
this example.

_____

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHORDIANT SOFTWARE, INC. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

1.	To elect two (2) directors to hold office until the 2006 Annual Meeting of Stockholders. Nominees: (01) William Raduchel and (02) Samuel T. Spadafora	2.	To ratify the selection of PricewaterhouseCoopers LLP as Chordiant’s independent accountants for its fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐ ___________________________________ FOR ALL NOMINEES EXCEPT AS NOTED ABOVE	3.	To conduct any other business properly brought before the meeting.

SIGN EXACTLY AS YOUR NAME(S) APPEARS ON YOUR STOCK CERTIFICATE. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. If signer is a partnership, please sign in partnership name by AN authorized person. Executors, trustees, administrators, guardians, attorneys-in-fact or other fiduciaries should give their full title. PLEASE DATE THE PROXY.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature:                                       Date:                                       Signature:                                       Date: